Exhibit 99.1

NEWS ANNOUNCEMENT

Carmike Cinemas Announces Pricing of $230 Million of Senior Secured Notes Due 2023

Columbus, GA – June 10, 2015 – Carmike Cinemas, Inc. (NASDAQ: CKEC) today announced the pricing of its previously announced unregistered offering of $230 million aggregate principal amount of 6.00% Senior Secured Notes Due 2023, pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The notes were priced at par and will bear an interest rate of 6.00% per annum payable semi-annually on June 15 and December 15, beginning on December 15, 2015. Carmike expects to close the offering of the notes on or about June 17, 2015, subject to the satisfaction of customary closing conditions.

Carmike also expects to enter into a new $50 million senior secured revolving credit facility to replace its existing revolving credit facility. Carmike expects the new credit facility to remain undrawn at closing.

The net proceeds from the offering, together with cash on hand, will be used to redeem all $210 million in aggregate principal amount of Carmike’s existing 7.375% Senior Secured Notes due 2019, and to pay related fees and expenses.

The notes will not be registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and any applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Carmike Cinemas

Carmike Cinemas, Inc. is a U.S. leader in digital cinema, 3-D cinema deployments and one of the nation’s largest motion picture exhibitors. Carmike has 272 theatres with 2,894 screens in 41 states. The circuit includes 46 premium large format (PLF) auditoriums featuring state-of-theart technology and luxurious seating, including 28 “BigDs,” 16 IMAX auditoriums and two MuviXL screens. As “America’s Hometown Theatre Chain” Carmike’s primary focus is mid-sized communities. Visit www.carmike.com for exact show-times and to purchase tickets.

Disclosure Regarding Forward-Looking Statements

This press release and other written or oral statements made by or on behalf of Carmike Cinemas, Inc. (the “Company”) contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates” or similar expressions. Examples of forward-looking statements in this press release include the Company’s expectations regarding the proposed notes offering, including the anticipated closing date, the proposed credit facility and the related use of proceeds. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: general economic conditions in our regional and national markets; our ability to comply with covenants contained in our senior secured credit agreement; our ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; our ability to meet our contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in our markets; competition in our markets; competition with other forms of entertainment; and other factors, including the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2014, under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contact:

Norberto Aja or Jennifer Neuman	Richard B. Hare
JCIR	Chief Financial Officer
(212) 835-8500 or ckec@jcir.com	(706) 576-3416